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                                                  EXHIBIT 23.14


                            INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 of U.S. Office Products Company of our reports dated 7 September 1995 and 16 September 1994, relating to the financial statements of Whitcoulls Group Limited, which appear in the Current Report on Form 8-K, dated July 26, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU
September 1996
Auckland, New Zealand